                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-36432) pertaining to the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1987 and (Form S-8 No. 33-1706) pertaining to the Officers, Directors and Key Employee Incentive Plan and in the related Prospectuses, of our report dated September 15, 1998, with respect to the consolidated financial statements of Gish Biomedical, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.


                                              /s/ ERNST & YOUNG LLP


Orange County, California
September 24, 1998